UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 9, 2017

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Reformation

On February 22, 2017, the compensation committee (the "Compensation Committee") of the board of directors of TETRA Technologies, Inc. (the "Company") approved a grant of stock options with an exercise price of $4.51 per share relating to 367,648 shares of Company common stock (the "Stock Option") and a grant of 166,298 shares of restricted stock (the "Restricted Stock", and together with the Stock Option, the "2017 Awards") to Stuart M. Brightman, the Company's Chief Executive Officer, under the Company’s Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the "2011 Plan").

The total number of shares issuable in connection with the 2017 Awards were determined to be in excess of the 400,000 maximum number of shares that may be granted per calendar year to a single person under the terms of the 2011 Plan (the "Maximum Limit").  On August 9, 2017, the Compensation Committee reformed the 2017 Awards to comply with the terms of the 2011 Plan by rescinding 133,946 shares of common stock otherwise subject to the Stock Option that exceeded the Maximum Limit.  The Compensation Committee’s actions had no effect on the 166,298 shares of common stock that were subject to the Restricted Stock award.

Brightman Stock Appreciation Rights Grant

On August 9, 2017, the Compensation Committee approved a grant of 133,946 stock appreciation rights (the "SARs") with an exercise price of $4.51 per right pursuant to a Stand-Alone Cash-Settled SAR Award Agreement. Upon exercise, each vested SAR will entitle Mr. Brightman to the excess of the fair market value of one share of Company common stock on the date of exercise over the exercise price. The SARs may only be settled in cash and shall vest 12/36ths on February 22, 2018 and 1/36ths of the award on the 22nd day of each of the following 24 months thereafter until fully vested, subject to Mr. Brightman's continued service with the Company through the applicable vesting dates. The SARs expire February 22, 2027. The SARs were not granted under the 2011 Plan or any other stockholder-approved equity incentive plan of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the TETRA Technologies, Inc. Stand-Alone Cash-Settled SAR Award Agreement, dated as of August 11, 2017 by and between the Company and Mr. Brightman, a copy of which will be filed as an Exhibit to the Company’s Report on Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President & General Counsel
Date: August 11, 2017

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